EXHIBIT 99
                                                                      ----------







Name:                                       GE Asset Management Incorporated

Address:                                    3003 Summer Street, Stamford,
                                            Connecticut 06904

Designated Filer:                           GE Investment Private Placement
                                            Partners II, a Limited Partnership

Issuer & Tickler Symbol:                    Elephant & Castle Group Inc. (PUBSF)

Date of Event Requiring Statement:          December 3, 1999

Signature:                                  By: /s/ Michael Pastore
                                                ---------------------------
                                                Michael Pastore
                                                Vice President










Name:                                       General Electric Company

Address:                                    3135 Easton Turnpike
                                            W3M
                                            Fairfield, Connecticut 06828

Designated Filer:                           GE Investment Private Placement
                                            Partners II, a Limited Partnership

Issuer & Tickler Symbol:                    Elephant & Castle Group Inc. (PUBSF)

Date of Event Requiring Statement:          December 3, 1999

Signature:                                  By: /s/ John Myers
                                                ---------------------------
                                                John Myers
                                                Vice President